Exhibit 99.1


            PHARMACEUTICAL RESOURCES ANNOUNCES PROPOSED $150 MILLION
                 SENIOR SUBORDINATED CONVERTIBLE NOTES OFFERING

SPRING VALLEY, NEW YORK, SEPTEMBER 24, 2003 - Pharmaceutical Resources, Inc. (NYSE:PRX) announced today its intention to sell, subject to market and other conditions, $150 million aggregate principal amount of its Senior Subordinated Convertible Notes due 2010 in a private, unregistered offering to "qualified institutional buyers," pursuant to Rule 144A under the Securities Act of 1933, as amended. We intend to grant the initial purchasers the option to purchase an additional $30 million aggregate principal amount of the notes. The notes will be convertible into shares of PRX's common stock.

If consummated, PRX intends to use the net proceeds from the offering to support the expansion of its business, including entering into product license arrangements and possibly acquiring complementary businesses and products, and for general corporate purposes.

PRX also intends to use approximately $37 million of the net proceeds to purchase call options with respect to its common stock from an affiliate of one of the initial purchasers, which call options are intended to mitigate the dilution from any conversion of the notes. The cost of the call options will be partially offset by PRX's sale of warrants to acquire common stock of PRX to such affiliate of the initial purchaser, for approximately $25 million. In connection with these transactions, it is anticipated that such affiliate will take positions in PRX's common stock in secondary market transactions and/or enter into various derivative transactions either before or after the pricing of the notes.

The notes will be offered only to "qualified institutional buyers", in accordance with Rule 144A under the Securities Act of 1933. The notes to be offered and the shares of common stock issuable upon conversion of the notes will not be registered under the Securities Act of 1933 or the securities or blue sky laws of any other jurisdiction and, unless registered, may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and the applicable securities laws of any other jurisdictions. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the notes.

Pharmaceutical Resources, Inc. is a holding company that, through its wholly owned subsidiary, Par Pharmaceutical, Inc., develops, manufactures and distributes generic pharmaceuticals. Through its FineTech subsidiary, PRX also develops and utilizes synthetic chemical processes to design and develop intermediate ingredients used in the production of finished products for the pharmaceutical industry. For press releases and other company information, visit www.parpharm.com.

                Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be forward-looking statements under federal securities laws. PRX intends that any forward-looking statements be subject to the safe-harbor created by those laws. Such statements reflect the current views of PRX with respect to future events and are subject to certain risks, uncertainties and assumptions. Although PRX believes that the expectations reflected in such forward-looking statements are reasonable, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual future results or events may vary materially from those described herein.
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The forward-looking statements include, but are not limited to, (i) the expectation that PRX will issue the notes, (ii) the expectations regarding use of the net proceeds from this offering and (iii) the expectation that the call options PRX intends to purchase will mitigate the potential dilution from any conversion of the notes. PRX cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, (a) the market for convertible debt instruments, (b) the interest rate environment and (c) the outcome of current and/or future litigation or regulatory actions in which PRX is involved. Additional information on these and other factors is contained in PRX's Annual Report on Form 10-K for the year ended December 31, 2002 and our other periodic filings with the Securities and Exchange Commission. PRX assumes no obligation to update the forward-looking statements contained in this press release.

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